SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

July 19, 2004

Date of Report (Date of earliest event reported)

MEADWESTVACO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31215	31-1797999
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure

On July 19, 2004, MeadWestvaco Corporation issued a news release announcing the election of E. Mark Rajkowski as senior vice president and chief financial officer of the company effective August 16, 2004. The release is attached hereto as Exhibit 99.

The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By	/s/ John J. Carrara
John J. Carrara
Assistant Secretary

Date: July 19, 2004

EXHIBIT INDEX

Exhibit 99	News Release dated July 19, 2004